EXHIBIT 99.1: CONSULTING AND CONFIDENTIALITY AGREEMENT


                    CONSULTING AND CONFIDENTIALITY AGREEMENT

     THIS CONSULTING AND CONFIDENTIALITY AGREEMENT ("Agreement") is made and entered into effective as of the 13th day of September, 2006 (the "Effective Date") by and between ProAssurance Corporation, a Delaware corporation ("ProAssurance"), and William J. Listwan (the "Consultant").

                              W I T N E S S E T H :

     WHEREAS, ProAssurance desires to retain Consultant for the period set forth in this Agreement to obtain services from the Consultant, and Consultant is willing to be retained by ProAssurance pursuant to this Agreement.

     NOW, THEREFORE, in consideration of the premises, as well as for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereby agree as follows:

     1. Consulting Relationship. ProAssurance hereby retains Consultant to provide Consulting Services (as defined in Section 2 of this Agreement) commencing on the Effective Date and ending on the date that is the earlier of the date this Agreement is terminated pursuant to Section 5 herein or the one year anniversary of the date of this Agreement. This Agreement shall renew automatically each year for one year terms until it is terminated pursuant to
Section 5 herein.

     2. Consulting Services. Consultant agrees to provide nonexclusive services to ProAssurance relating to review of insurance cases, facilitating ProAssurance's relationship with the Wisconsin Medical Society, serving as chair of ProAssurance's Wisconsin underwriting and claims committees, and other services as may be necessary to carry out the aforementioned services, consistent with Consultant's skills, background, experience and professional judgment. Consultant shall provide such services at such times and places as shall reasonably be required, as determined by Consultant, to allow for consultation with employees of ProAssurance and its subsidiaries and to otherwise perform the services contemplated hereunder. The services of Consultant as described above are collectively defined as the "Consulting Services."

     3.   Compensation.

          a. In consideration of Consultant's availability to perform the Consulting Services as may be needed and Consultant's covenants regarding confidentiality, ProAssurance shall pay Consultant an annual retainer in the amount of $44,000.

          b. Consultant shall be reimbursed for expenses incurred for travel outside of the State of Wisconsin.

          c. It is understood and agreed that Consultant is responsible for payment of all federal, state, and local income taxes on the remuneration payable hereunder. If ProAssurance, in its sole discretion, shall determine that ProAssurance or any of its subsidiaries has incurred or will incur any liability to withhold any federal, state or local income or other taxes by reason of any


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remuneration   payable  to  Consultant,   then   ProAssurance  may  effect  such
withholding.

     4. Independent Contractor. The relationship between ProAssurance and Consultant shall be that of independent contractor, and nothing contained in this Agreement shall be deemed or construed to create an employment or agency relationship between ProAssurance or any of its subsidiaries or affiliates and Consultant. Consultant is not an employee of ProAssurance and is not entitled to participate in any pension plan, unemployment insurance, bonus, worker's compensation insurance, stock, or similar benefits that ProAssurance provides for its employees.

     5.   Termination. This Agreement may be terminated as follows:

          a.   This Agreement shall terminate one day after Consultant's death.

          b. This Agreement may be terminated by either party upon ninety (90) days written notice prior to the end of an annual term.

          c. ProAssurance may terminate this Agreement if, by reason of a disability, Consultant has been unable to perform Consulting Services for a period of 180 consecutive days.

     6. Compensation Upon Termination. Upon termination of this Agreement ProAssurance shall have no further obligation under this Agreement to make any payments to Consultant or to bestow any benefits on Consultant after the date this Agreement is terminated (the "Termination Date"), other than payments accrued and due and payable to Consultant prior to the Termination Date.

     7.   Confidentiality.

          a. Consultant acknowledges (i) that as a result of Consultant's prior service as a director of Physicians Insurance Company of Wisconsin, Inc. and Consultant's engagement by ProAssurance, Consultant has and will become informed of, and has had and will have access to, valuable and confidential information of ProAssurance and its subsidiaries including, but not limited to, trade secrets, technical information, know-how, plans, specifications, marketing and sales information, claims handling information, investment information, and the identity of policyholders and reinsurers (collectively, "Confidential Information"), (ii) that the Confidential Information is the exclusive property of ProAssurance and its subsidiaries, and (iii) that the Confidential Information is to be held by Consultant in trust and solely for the benefit of ProAssurance and its subsidiaries. Accordingly, Consultant shall not at any time subsequent to the date of this Agreement, use, reveal, report, publish, transfer or otherwise disclose to any person or entity any of the Confidential Information without the prior consent of ProAssurance, except to officers and employees of ProAssurance and its subsidiaries, and other persons or entities whom ProAssurance agrees are in a contractual or fiduciary relationship with ProAssurance or any of its subsidiaries. This provision does not prohibit Consultant from disclosing information which legally is or becomes of general public knowledge from authorized sources other than Consultant.

          b. If the Confidential Information known to Consultant or in Consultant's possession is subpoenaed, is subject to a demand for production, or


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is subject  to any other form of legal  process,  by any  judicial,  regulatory, administrative, legislative or governmental authority, or any other person or entity, Consultant agrees to notify ProAssurance promptly that such subpoena, demand or other legal process has been received. Consultant agrees to use Consultant's best efforts, consistent with the requirements of applicable law, to protect the Confidential Information from disclosure and to cooperate with ProAssurance and its subsidiaries in seeking protection from disclosure of the Confidential Information. If Consultant is required to disclose the Confidential Information, Consultant agrees, at ProAssurance's request and expense, to use Consultant's best efforts to obtain assurances that the Confidential Information will be maintained on a confidential basis and not be disclosed to a greater degree than legally required.

          c. Upon the termination of this Agreement, Consultant shall promptly deliver to ProAssurance all originals and all copies that are in Consultant's possession or control of the following: all customer lists, stockholder lists, lists of names of beneficial owners, policyholder lists, manuals, letters, notes, notebooks, reports and all other materials relating to the business of ProAssurance and its subsidiaries. Consultant shall represent to ProAssurance that Consultant has complied with the provisions of this Section 7 at the time the Consultant ceases to be a consultant to ProAssurance.

     8. Remedies. Consultant and ProAssurance acknowledge that ProAssurance and its subsidiaries would not have an adequate remedy at law for money damages if the covenants contained in Section 7 of this Agreement were not complied with in accordance with their terms. Because the breach or threatened breach of any of the covenants in Section 7 of this Agreement will result in immediate and irreparable injury to ProAssurance and its subsidiaries, Consultant agrees that ProAssurance and its subsidiaries shall be entitled to an injunction restraining Consultant from violating Section 7 and 8 of this Agreement to the fullest extent allowed by law. Nothing in this Agreement shall prohibit ProAssurance or any of its subsidiaries from pursuing all other legal or equitable remedies that may be available to it for a breach or threatened breach, including the recovery of damages.

     9. Survival. The provisions of Sections 7, 8 and 15. shall survive the termination of this Agreement and shall inure to the benefit of ProAssurance, its successors and assigns.

     10. Third-Party Agreements and Rights. ProAssurance recognizes that Consultant may, and does, perform services that are similar to the Consulting Services for other persons or entities. However, Consultant confirms that Consultant is not bound by any agreement with any other person or entity that would restrict engagement of Consultant in any business or Consultant's use or disclosure of information. Consultant represents that Consultant's execution of this Agreement, engagement by ProAssurance and performance of duties pursuant to this Agreement will not violate any obligations Consultant may have to any other person or entity. Consultant shall not disclose or make use of information in violation of any agreements with or rights of any other person or entity.

     11. Further Assurances. Consultant and ProAssurance agree to execute, acknowledge, deliver and file, or cause to be executed, acknowledged, delivered and filed, all further instruments, agreements or documents as may be necessary


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to  consummate  the  transactions  provided for in this  Agreement and to do all further acts necessary to carry out the purpose and intent of this Agreement.

     12. No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with the waiver or estoppel. No written waiver shall be deemed a continuing waiver unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of the term or condition for the future or as to any act other than that specifically waived. The waiver by a party of any other party's breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, and the failure of any party to exercise any right or remedy shall not operate or be construed as a waiver or bar to the exercise of such right or remedy upon the occurrence of any subsequent breach. No delay on the part of a party in exercising a right, power or privilege hereunder shall operate as a waiver thereof. No waiver on the part of a party of a right, power or privilege, or a single or partial exercise of a right, power or privilege, shall preclude further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of this Agreement are cumulative and are not exclusive of the rights or remedies that a party may otherwise have at law or in equity.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to its conflicts of law principles.

     14. Notices. Notices required or permitted to be given under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested), or delivered by an express courier (with confirmation), to the parties at the addresses below (or at such other address for a party as shall be specified by like notice):

          a.   If to ProAssurance:

               ProAssurance Corporation
               100 Brookwood Place
               Birmingham, Alabama 35209
               Attention:  Chief Executive Officer
               Fax: (205) 877-4405


          b.   If to Consultant:

               William J. Listwan
               [Home Address]
               [Home Address]


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     15.  Assignment.

          a. This Agreement and all of Consultant's rights, duties and obligations under this Agreement are personal in nature and shall not be assignable by the Consultant except as provided in subparagraph 15c hereof. A purported assignment other than as permitted herein shall not be valid or binding on ProAssurance.

          b. This Agreement shall inure to the benefit of and be legally binding upon all successors and assigns of ProAssurance. ProAssurance will require a successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of ProAssurance by agreement in form and substance satisfactory to the Consultant, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that ProAssurance would be required to perform it if no such succession had taken place. For purposes of this Section 15, "ProAssurance" shall mean ProAssurance as defined above and all successors to its business or assets that execute and deliver the agreement provided for in this Section 15 or that otherwise become bound by the terms and provisions of this Agreement by operation of law.

          c. Consultant shall have the right to assign this Agreement to a corporation or limited liability company that is wholly owned by Consultant so long as Consultant personally performs all services to be provided hereunder in his capacity as an officer, employee, member, manager or agent of such assignee. ProAssurance acknowledges and agrees that Consultant shall be deemed to be serving as a consultant at the request of ProAssurance in the performance of his services hereunder, whether directly or indirectly through a permitted assignee, for purposes of the Indemnification Agreement between ProAssurance and Consultant, and that Consultant shall be eligible to make claims for indemnity arising from such services under the terms of said Indemnification Agreement. ProAssurance further agrees that Consultant's permitted assignee shall be entitled to indemnification under said Indemnification Agreement to the same extent as the Consultant with respect to any services personally performed by the Consultant for or on behalf of the assignee under this Agreement.

     16. Attorneys' Fees. If litigation is brought concerning this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall upon final judgment and the expiration of all appeals immediately pay upon demand all reasonable attorneys' fees and expenses of the prevailing party.

     17. Entire Agreement. This Agreement constitutes the entire understanding of the parties and supersedes all prior discussions, negotiations, agreements and understandings, whether oral or written, with respect to its subject matter. This Agreement may be modified only by a written instrument properly executed by Consultant and ProAssurance.

     18. Severability. If any one or more of the provisions of this Agreement is held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision which comes closest to the intent of the parties.


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     19.  Counterparts.  This  Agreement  may  be  executed  by the  parties  in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     The parties have executed this Agreement effective as of the day and year first written above.

PROASSURANCE CORPORATION                        CONSULTANT


By: /s/ Victor T. Adamo                         By: /s/ William J. Listwan
    -------------------                             ----------------------
    Victor T. Adamo, President                  Name: William J. Listwan








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